Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of Tecnoglass Inc. and Subsidiaries in this Post-Effective Amendment No. 3 to Form S-1 on Form S3 (“Registration Statement”) of our report dated April 15, 2015, relating to the consolidated financial statements, which appears in Tecnoglass Inc.’s Annual Report on Form 10-K for the year ended December 31, 2014. We also consent to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ PricewaterhouseCoopers Ltda.

PricewaterhouseCoopers Ltda.

Barranquilla, Colombia

November 10, 2015